NEWS RELEASE ©2022 U. S. Steel. All Rights Reserved www.ussteel.com CONTACTS: Arista Joyner Manager Financial Communications T – (412) 433-3994 E – aejoyner@uss.com Kevin Lewis Vice President Investor Relations T – (412) 433-6935 E – klewis@uss.com FOR IMMEDIATE RELEASE United States Steel Corporation, Big River Steel LLC and BRS Finance Corp. Announce Early Tender Date Results of their Tender Offers to Purchase for Cash $300,000,000 Aggregate Principal Amount of Securities Includes offers for securities issued by United States Steel Corporation and co-issued by Big River Steel LLC and BRS Finance Corp. PITTSBURGH, August 30, 2022 -- United States Steel Corporation (NYSE: X) (“U. S. Steel” or the “Company”) and its subsidiaries, Big River Steel LLC, a Delaware limited liability company, and BRS Finance Corp., a Delaware corporation (together, “Big River Steel,” and collectively with U. S. Steel, the “Offerors,” and each of U. S. Steel and Big River Steel individually, an “Offeror”), announced today the early results as of 5:00 p.m., New York City time, on August 30, 2022 (the “Early Tender Date”), of their previously announced tender offers to purchase (each, a “Tender Offer” and collectively, the “Tender Offers”) for cash, subject to certain terms and conditions, up to a total of $300,000,000 aggregate principal amount (the “Tender Cap Amount”) of (i) the 6.875% Senior Notes due 2029 (CUSIP No. 912909AU2) issued by U. S. Steel (the “2029 Notes”), (ii) the 6.650% Senior Notes due 2037 (CUSIP No. 912909AD0) issued by U. S. Steel (the “2037 Notes”) and (iii) the 6.625% Senior Secured Notes due 2029 (CUSIP Nos. 08949LAB6 and U0901LAB6) issued by Big River Steel (the “2029 Secured Notes” and, together

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with the 2029 Notes and the 2037 Notes, the "Securities").

On August 17, 2022, the Offerors commenced the Tender Offers to purchase the Securities in accordance with the terms and conditions in the Offer to Purchase dated August 17, 2022 (the "Offer to Purchase"), which sets forth a more detailed description of the Tender Offers.

In connection with the announcement of the early tender results, the Offerors also announced (i) the increase of the Tender Cap Amount from $300,000,000 to an aggregate maximum principal amount of $300,859,000 (the "Amended Tender Cap Amount"), (ii) the increase of the applicable maximum principal amount of the 2029 Notes to be purchased from $225,000,000 to $225,001,000 (the "Amended 2029 Notes Series Maximum Tender Amount"), and (iii) the increase of the applicable maximum principal amount of the 2037 Notes to be purchased from $75,000,000 to $75,858,000 (the "Amended 2037 Notes Series Maximum Tender Amount" and together with the Amended 2029 Notes Series Maximum Tender Amount, the "Amended Series Maximum Tender Amount").

The following table presents the aggregate principal amount of Securities of each series tendered and not validly withdrawn as of the Early Tender Date, as reported by D.F. King & Co., Inc., the Information Agent and the Tender Agent for the Tender Offers, and the amount of each series accepted for purchase:

| | | | | | | | | Dollars per $1,000 Principal Amount of Securities | | |
|---|---|---|---|---|---|---|---|---|---|---|
| **Title of Security** | **Issuer** | **CUSIP No. / ISIN** | **Principal Amount Outstanding** | **Aggregate Principal Amount Tendered** | **Aggregate Principal Amount Accepted as of the Early Tender Date** | **Acceptance Priority Level** | **Amended Series Maximum Tender Amount** | **Tender Offer Consideration(1)** | **Early Tender Premium** | **Total Consideration (1)(2)** |
| 6.875% Senior Notes due 2029 | United States Steel Corporation | 912909AU2 / US912909AU28 | $700,000,000 | $350,529,000 | $225,001,000 | 1 | $225,001,000 | $945.00 | $50.00 | $995.00 |
| 6.650% Senior Notes due 2037 | United States Steel Corporation | 912909AD0 / US912909AD03 | $350,000,000 | $75,858,000 | $75,858,000 | 2 | $75,858,000 | $870.00 | $50.00 | $920.00 |
| 6.625% Senior Secured Notes due 2029 | Big River Steel LLC and BRS Finance Corp. | 08949LAB6 / US08949LAB62 U0901LAB6/ USU0901LAB63 | $720,000,000 | N/A | N/A | 3 | $75,000,000 | $975.00 | $50.00 | $1,025.00 |

(1) Excludes accrued and unpaid interest up to, but not including, the applicable Settlement Date, which will be paid in addition to the Tender Offer Consideration or Total Consideration, as applicable.

(2) Includes the Early Tender Premium.

The Early Settlement Date for Securities validly tendered at or prior to the Early Tender Date and accepted for purchase is expected to occur on September 1, 2022. Holders that tendered Securities at or prior to the Early Tender Date and whose Securities are accepted for payment, subject to the applicable priority level and the proration procedures described herein and in further detail in the Offer to

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United States Steel Corporation

©2022 U. S. Steel. All Rights Reserved NEWS RELEASE www.ussteel.com Purchase, will be entitled to receive the Total Consideration, which includes the Early Tender Premium, plus accrued and unpaid interest up to, but not including, the Early Settlement Date, as set forth in the table above. Validly tendered Securities may no longer be validly withdrawn. The Amended Tender Cap Amount has been reached. Because the aggregate principal amount of Securities validly tendered at or prior to the Early Tender Date exceeded the Amended Tender Cap Amount, there will be no Final Settlement Date, and no Securities tendered after the Early Tender Date will be accepted for purchase. Accordingly, Securities validly tendered and not validly withdrawn at or prior to the Early Tender Date with (i) an Acceptance Priority Level of 1 or 2, subject to the Amended Series Maximum Tender Amount and the proration factor described herein, have been accepted for purchase and (ii) an Acceptance Priority Level of 3 have not been accepted for purchase. All Securities which are not accepted for purchase pursuant to the Tender Offers will be promptly returned to the Holder of such series of Securities. Subject to the conditions in the Offer to Purchase, the 2029 Notes (Acceptance Priority Level 1) validly tendered and not validly withdrawn at or prior to the Early Tender Date have been accepted for purchase using a proration factor of approximately 64.3% and the 2037 Notes (Acceptance Priority Level 2) validly tendered and not validly withdrawn at or prior to the Early Tender Date have all been accepted for purchase with no proration factor. The Offerors have retained Goldman, Sachs & Co. LLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC to serve as Dealer Managers for the Tender Offers. D.F. King & Co., Inc. has been retained to serve as the Information Agent and Tender Agent for the Tender Offers. Questions regarding the Tender Offers may be directed to Goldman, Sachs & Co. LLC at (800) 828-3182 (toll free) or (212) 902-5962 (collect), Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or (212) 325-6340 (collect), J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-3822 (collect) and Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410- 4759 (collect). Requests for the Offer to Purchase may be directed to D.F. King & Co., Inc. at 48 Wall Street, New York, New York 10005, Attn: Michael Horthman, (212) 269-5550 (for banks and brokers) or (800) 659-5550 (for all others) or email at uss@dfking.com. The Offerors are making the Tender Offers only by, and pursuant to, the terms of the Offer to Purchase. None of the Offerors, the Dealer Managers, the Information Agent and Tender Agent make any recommendation as to whether holders should tender or refrain from tendering their Securities. Holders of Securities must make their own decision as to whether to tender their Securities and, if so, the

©2022 U. S. Steel. All Rights Reserved NEWS RELEASE www.ussteel.com principal amount of such Securities to tender. The Tender Offers are not being made to holders of Securities in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offers to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Offerors by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any new securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful. Capitalized terms used in this press release but not otherwise defined herein have the meanings assigned to them in the Offer to Purchase. Cautionary Statement All statements included in this press release, other than historical information or statements of historical fact, are forward-looking statements. Words such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “could,” “may,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside the Company's control that could cause actual results to differ materially from those reflected in such statements. Accordingly, the Offerors caution that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on the potential factors, please review U. S. Steel's filings with the Securities and Exchange Commission, including, but not limited to, U. S. Steel's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. ### 2022-034 Founded in 1901, United States Steel Corporation is a leading steel producer. With an unwavering focus on safety, the Company’s customer-centric Best for All® strategy is advancing a more secure, sustainable future for U. S. Steel and its stakeholders. With a renewed emphasis on innovation, U. S. Steel serves

©2022 U. S. Steel. All Rights Reserved NEWS RELEASE www.ussteel.com the automotive, construction, appliance, energy, containers, and packaging industries with high value- added steel products such as U. S. Steel’s proprietary XG3™ advanced high-strength steel. The Company also maintains competitively advantaged iron ore production and has an annual raw steelmaking capability of 22.4 million net tons. U. S. Steel is headquartered in Pittsburgh, Pennsylvania, with world-class operations across the United States and in Central Europe. For more information, please visit www.ussteel.com.